[LETTERHEAD OF BREAKWATER RESOURCES LTD.]


              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual and special meeting (the "Meeting") of the shareholders of BREAKWATER RESOURCES LTD. (the "Corporation") will be held at the Design Exchange located at 234 Bay Street, Toronto-Dominion Centre, Toronto, Ontario on Thursday, June 8, 2006 at 4:00 p.m. (Toronto time) to:

1) receive the audited and consolidated financial statements of the Corporation for the financial year ended December 31, 2005 together with the auditors' report thereon;

2)       elect the directors of the Corporation;

3) appoint the auditors of the Corporation for the ensuing year and authorize the directors of the Corporation to fix the remuneration of such auditors;

4) consider and, if thought appropriate, pass a resolution to approve an increase in the number of shares reserved for issuance under the share incentive plan of the Corporation, the full text of which is set out in the attached management information circular (the "Circular");

5) consider and, if thought appropriate, pass, with or without variation, a special resolution reducing the stated capital maintained for the Common Shares by approximately $172.9 million, the full text of which is set out in the Circular;

6) consider and, if thought appropriate, pass, with or without variation, a special resolution approving the amendment to the articles of incorporation of the Corporation to allow the directors of the Corporation to appoint directors of the Corporation in the manner contemplated by the CANADA BUSINESS CORPORATIONS ACT, the full text of which is set out in the Circular; and

7) transact such further and other business as may properly be brought before the Meeting or any adjournment thereof.

Shareholders who are unable to attend the Meeting in person are requested to complete, sign, date and return to Computershare Investor Services Inc., the Corporation's transfer agent and registrar, the enclosed form of proxy. The directors of the Corporation have fixed the close of business on May 9, 2006 as the record date for the determination of shareholders of the Corporation entitled to receive notice of the Meeting.

DATED at Toronto, Ontario this 8th day of May, 2006.

                                                     BY ORDER OF THE BOARD
                                                     /s/ Garth Macrae
                                                     Chairman of the Board

All instruments appointing proxies to be used at the Meeting or at any adjournment thereof must be deposited with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 prior to 4:00 p.m., Toronto time, on the second last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner permitted by law.

                                TABLE OF CONTENTS

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS..........................1

MANAGEMENT INFORMATION CIRCULAR...............................................3

PROXY INFORMATION.............................................................3

   SOLICITATION OF PROXIES....................................................3

   APPOINTMENT OF PROXIES.....................................................3

   REVOCATION OF PROXY........................................................3

   EXERCISE OF DISCRETION BY PROXIES..........................................3

   VOTING OF SHARES...........................................................4

   NOTICE TO BENEFICIAL SHAREHOLDERS..........................................4

VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF................................5

RECORD DATE...................................................................5

BUSINESS OF THE MEETING.......................................................5

    I)    ANNUAL MATTERS......................................................5

     A)      FINANCIAL STATEMENTS.............................................5

     B)      ELECTION OF DIRECTORS............................................5

     C)      APPOINTMENT OF AUDITORS..........................................8

   II)    PARTICULARS OF OTHER MATTERS TO BE ACTED UPON.......................8

     A)      AMENDMENT TO THE SHARE INCENTIVE PLAN............................8

     B)      REDUCTION OF STATED CAPITAL.....................................10

     C)      AMENDMENT TO THE ARTICLES OF THE CORPORATION....................10

EXECUTIVE COMPENSATION.......................................................11

   SUMMARY COMPENSATION TABLE................................................12

   OPTION GRANTS TO DURING THE YEAR ENDED DECEMBER 31, 2005..................13

   AGGREGATED OPTION EXERCISES DURING THE FINANCIAL YEAR ENDED DECEMBER
   31, 2005 AND OPTION VALUES AS AT DECEMBER 31, 2005........................13

   SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE SHARE INCENTIVE PLAN.........14

   TERMINATION OF EMPLOYMENT,  CHANGE IN RESPONSIBILITIES AND EMPLOYMENT
   CONTRACTS.................................................................14

COMPOSITION OF THE COMPENSATION COMMITTEE....................................15

REPORT ON EXECUTIVE COMPENSATION.............................................15

COMPENSATION OF DIRECTORS....................................................16

SHAREHOLDER RETURN PERFORMANCE GRAPH.........................................16

   FIVE YEAR CUMULATIVE TOTAL RETURNS........................................17

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE AND INDEMNIFICATION.............17

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS................................17

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS.......................17

STATEMENT OF CORPORATE GOVERNANCE PRACTICES..................................17

GENERAL......................................................................18

EXHIBIT I - CORPORATE GOVERNANCE DISCLOSURE..................................19

EXHIBIT II - SUMMARY OF THE SHARE INCENTIVE PLAN.............................23

EXHIBIT III - CHANGE OF AUDITORS REPORTING PACKAGE...........................26

                         MANAGEMENT INFORMATION CIRCULAR
                                   MAY 8, 2006

PROXY INFORMATION

THIS MANAGEMENT INFORMATION CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF BREAKWATER RESOURCES LTD. (THE "CORPORATION") TO BE HELD ON THURSDAY, JUNE 8, 2006 at 4:00 p.m. (Toronto time) (the "Meeting") at the Design Exchange located at 234 Bay Street, Toronto-Dominion Centre, Toronto, Ontario and at any adjournments thereof for the purposes set out in the accompanying Notice of Meeting.

                             SOLICITATION OF PROXIES

THE ENCLOSED PROXY IS BEING SOLICITED BY THE MANAGEMENT OF THE CORPORATION. THIS SOLICITATION OF PROXIES WILL BE DONE PRIMARILY BY MAIL BUT PROXIES MAY ALSO BE SOLICITED PERSONALLY, BY FACSIMILE OR BY TELEPHONE BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE CORPORATION FOR WHICH NO ADDITIONAL COMPENSATION WILL BE PAID. THE COST OF THE SOLICITATION WILL BE BORNE BY THE CORPORATION. THE CORPORATION MAY ALSO RETAIN, AND PAY A FEE TO, ONE OR MORE PROFESSIONAL PROXY SOLICITATION FIRMS TO SOLICIT PROXIES FROM SHAREHOLDERS OF THE CORPORATION.

                             APPOINTMENT OF PROXIES

THE PERSONS NAMED AS PROXYHOLDERS IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS AND/OR OFFICERS OF THE CORPORATION. EACH SHAREHOLDER IS ENTITLED TO APPOINT A PERSON, OTHER THAN THE PERSON DESIGNATED IN THE ENCLOSED FORM OF PROXY, AS A PROXY. IN ORDER TO APPOINT SUCH OTHER PERSON WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, THE SHAREHOLDER SHOULD INSERT SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED ON THE FORM OF PROXY AND DELETE THE NAMES PRINTED THEREON, SIGN AND DATE THE FORM OF PROXY AND return the completed proxy to the office of the Registrar and Transfer Agent of the Corporation, Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 no later than 4:00 p.m. (Toronto time) on Tuesday, June 6, 2006. IN THE ABSENCE OF ANY SUCH SPECIFICATIONS, THE MANAGEMENT NOMINEES, IF NAMED AS PROXY, WILL VOTE IN FAVOUR OF ALL THE MATTERS SET OUT HEREIN.

                               REVOCATION OF PROXY

A shareholder executing the enclosed form of proxy has the right to revoke the proxy by instrument in writing, including another completed form of proxy, executed by the shareholder or his or her agent duly authorized in writing or, if the shareholder is a corporation, by an officer thereof duly authorized in writing, and deposited with Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 no later than 4:00 p.m. (Toronto time) on Tuesday, June 6, 2006 or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. Non-registered shareholders must contact their broker, other agent or intermediary in order to revoke a proxy.

                        EXERCISE OF DISCRETION BY PROXIES

The shares represented by proxies in favour of management nominees will be voted in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the shares represented by proxy shall be voted accordingly. IN THE ABSENCE OF SPECIFIC DIRECTION ON ANY MATTER REFERRED TO IN THE PROXY, THE PROXY WILL CONFER DISCRETIONARY AUTHORITY AND SUCH COMMON SHARES WILL BE VOTED IN FAVOUR OF ALL MATTERS SET OUT IN THE NOTICE OF THE MEETING. The enclosed form of proxy also confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the

Notice of Meeting and with respect to any other matters which may properly come before the Meeting in such manner as the nominee in his judgment may determine. At the date hereof, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

                                VOTING OF SHARES

A holder of Common Shares of the Corporation (the "Common Shares") may own such shares in one or both of the following ways. If a shareholder is in possession of a physical share certificate, such shareholder is a "registered" shareholder and his or her name and address are maintained by the Corporation through its transfer agent, Computershare Investor Services Inc. Only a registered shareholder may vote a proxy in his or her own name in accordance with the instructions appearing on the enclosed form of proxy and/or a registered shareholder may attend the Meeting and vote in person. Because a registered shareholder is known to the Corporation and its transfer agent, his or her account can be confirmed and his or her vote recorded or changed if such registered shareholder has previously voted. This procedure prevents a Shareholder from voting his or her shares more than once. Accordingly, only the registered shareholder's latest dated proxy will be valid.

Shareholders who are not registered shareholders should refer to the section below entitled "Notice to Beneficial Shareholders."

                        NOTICE TO BENEFICIAL SHAREHOLDERS

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF THE CORPORATION, AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD COMMON SHARES OF THE CORPORATION IN THEIR OWN NAME, AND THUS ARE CONSIDERED NON-REGISTERED SHAREHOLDERS. Shareholders who do not hold their Common Shares in their own name ("Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the shareholder's name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the shareholder's broker or an agent of that broker or another similar entity (called an "Intermediary"). Common Shares held by an Intermediary can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, an Intermediary is prohibited from voting shares. BENEFICIAL SHAREHOLDERS SHOULD ENSURE THAT INSTRUCTIONS RESPECTING THE VOTING OF THEIR COMMON SHARES ARE COMMUNICATED IN A TIMELY MANNER AND IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY THEIR INTERMEDIARY.

In accordance with the requirements of National Instrument 54-101, arrangements have been made with Intermediaries to forward the Notice of Meeting, this Management Information Circular and the form of proxy to the Beneficial Shareholders. Applicable regulatory rules require Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders meetings. EVERY INTERMEDIARY HAS ITS OWN MAILING PROCEDURES AND PROVIDES ITS OWN RETURN INSTRUCTIONS TO CLIENTS, WHICH SHOULD BE CAREFULLY FOLLOWED BY BENEFICIAL SHAREHOLDERS IN ORDER TO ENSURE THAT THEIR COMMON SHARES ARE VOTED AT THE MEETING.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of their Intermediary, a Beneficial Shareholder may attend at the Meeting as proxyholder for the Intermediary and vote the Common Shares in that capacity. BENEFICIAL SHAREHOLDERS WHO WISH TO ATTEND THE MEETING AND INDIRECTLY VOTE THEIR COMMON SHARES AS A PROXYHOLDER SHOULD ENTER THEIR OWN NAMES IN THE BLANK SPACE ON THE FORM OF PROXY PROVIDED TO THEM BY THEIR INTERMEDIARY AND TIMELY RETURN THE SAME TO THEIR INTERMEDIARY IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BY THEIR INTERMEDIARY, WELL IN ADVANCE OF THE MEETING.

ALL REFERENCES TO SHAREHOLDERS IN THE CIRCULAR AND THE FORM OF PROXY AND THE NOTICE ARE TO REGISTERED SHAREHOLDERS UNLESS SPECIFICALLY STATED OTHERWISE.

Unless otherwise indicated, the information in this circular is as of May 8, 2006.

                 VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF

The Corporation is authorized to issue an unlimited number of Common Shares and 200,000,000 preferred shares, issuable in series. There are no preferred shares outstanding.

As at April 30, 2006 there were 383,343,579 Common Shares outstanding. Each Common Share entitles the holder of record thereof to one vote at all meetings of shareholders of the Corporation.

As at April 30, 2006, to the knowledge of the directors and officers of the Corporation, no other person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights attaching to any class of voting securities of the Corporation except the following principal holder:

--------------------------------------------------------- -------------------------------- ----------------------------
           Name and Municipality of Residence                 Number of Common Shares          Percentage Holding
--------------------------------------------------------- -------------------------------- ----------------------------
                   Dundee Corporation                             74,078,651 (1)                     19.32%
                    Toronto, Ontario
--------------------------------------------------------- -------------------------------- ----------------------------

(1) Common Shares are held indirectly through a wholly-owned subsidiary of Dundee Corporation. Dundee Corporation also holds 30,801,410 warrants to purchase Common Shares at $0.20 per share.

                                   RECORD DATE

Registered holders of Common Shares of the Corporation as at the close of business (Toronto time) on May 9, 2006, being the date set by the Corporation for the determination of the registered holders of Common Shares who are entitled to receive the notice of Meeting (the "Record Date"), will be entitled to exercise the voting rights attaching to the Common Shares in respect of which they are so registered at the Meeting, or any adjournment thereof, if present or represented by proxy thereat.

                             BUSINESS OF THE MEETING

I)       ANNUAL MATTERS

A)       FINANCIAL STATEMENTS

The audited and consolidated financial statements of the Corporation for the financial year ended December 31, 2005 together with the Auditors' Report will be presented to the shareholders at the Meeting. A shareholder vote is not required in connection with the financial statements or the auditor's report. A copy of the 2005 Annual Report containing the financial statements of the Corporation for the financial year ended December 31, 2005 and the Auditors' Report is being sent to you with the Notice and the Circular.

B)       ELECTION OF DIRECTORS

Under the Corporation's articles and the CANADA BUSINESS CORPORATIONS ACT, directors are elected by a majority of the votes cast at the Meeting, in person or by proxy. The by-laws of the Corporation provide that the mandate of directors will be for the term of one year which will end on the date of the next annual meeting or when their successors are elected or appointed.

Management of the Corporation proposes seven persons named hereinafter as nominees for election as directors for the ensuing year. All of the nominees are current directors of the Corporation and have been directors since the dates indicated below.

THE INDIVIDUALS LISTED BELOW HAVE BEEN NOMINATED BY MANAGEMENT FOR ELECTION AS DIRECTORS OF THE CORPORATION AT THE MEETING. UNLESS OTHERWISE INDICATED, IT IS INTENDED THAT THE COMMON SHARES REPRESENTED BY PROXIES SOLICITED HEREBY, WILL BE VOTED IN FAVOUR OF ELECTED THE FOLLOWING NOMINEES AS DIRECTORS OF THE CORPORATION.

The names and jurisdictions of residence of the nominees, their position with the Corporation, their principal occupations, the dates upon which they became directors of the Corporation and the number of Common Shares beneficially owned by them, directly or indirectly, or over which control or direction is exercised by them as of April 28, 2006 are as follows:


------------------------------------- ---------------------------------------------------- ------------------- -------------
NAME AND JURISDICTION OF RESIDENCE                                                           NUMBER OF COMMON      DIRECTOR
                                      PRINCIPAL OCCUPATION                                       SHARES OWNED         SINCE
------------------------------------- ---------------------------------------------------- ------------------- -------------
Garth A.C. MacRae (1) (2) (3) (4)     Chairman of the Board(5)                                        500,000          1993
Ontario, Canada                       Also,  a  Governor  of Dynamic  Mutual  Funds and a
                                      director   of   Dundee   Corporation,   ChondroGene
                                      Limited;   Dundee  Precious  Metals  Inc.,   Dundee
                                      Wealth   Management  Inc.,   Eurogas   Corporation,
                                      Torque Energy Inc., Great Plains  Exploration Inc.,
                                      Uranium Participation Corporation
------------------------------------- ---------------------------------------------------- ------------------- -------------
George E. Pirie (4)                   President  and  Chief  Executive   Officer  of  the               6,000          2005
Ontario, Canada                       Corporation (6)

                                      Also, a director of Paladin  Resources  Ltd.  Prior
                                      to joining  the  Corporation,  he was an  Executive
                                      Vice  President of Placer Dome Inc. and President &
                                      CEO of Placer Dome (CLA) Limited
------------------------------------- ---------------------------------------------------- ------------------- -------------
Ned Goodman (7)                       President  and  Chief  Executive  Officer,   Dundee           1,376,937          1993
Ontario, Canada and Quebec, Canada    Corporation;    President   and   Chief   Executive
                                      Officer,  Dundee Wealth and DWM Inc.;  and Chairman
                                      of Goodman & Company,  Investment Counsel Ltd. Also
                                      Chairman   Emiritus  of  the  Canadian  Council  of
                                      Christians  and  Jews  and  a  Governor  of  Junior
                                      Achievement,  a director of Dundee  Precious Metals
                                      Inc.,  Eurogas  Corporation  and  Chairman  of  the
                                      Board of Trustees of Dundee REIT
------------------------------------- ---------------------------------------------------- ------------------- -------------
Jonathan C. Goodman                   Director,  President and Chief Executive Officer of             226,436          2001
Ontario, Canada                       Dundee  Precious  Metals Inc.; a director of Dundee
                                      Corporation,   Dundee   Acquisition   Inc.,  Dundee
                                      Resources  Limited,  Eurogas  Corporation,  Odyssey
                                      Resources     Ltd.,     Major     Drilling    Group
                                      International,  Inc., Tahera Corporation,  Frontier
                                      Pacific Mining Corporation and Woodruff Capital.
------------------------------------- ---------------------------------------------------- ------------------- -------------
Donald K. Charter (2) (8)             Mr. Charter is a business consultant.  He is also a              41,561          1999
Ontario, Canada                       director  of  IAMGold  Corporation,   Great  Plains
                                      Exploration  Inc.,  Glencairn Gold  Corporation and
                                      Dundee REIT.
------------------------------------- ---------------------------------------------------- ------------------- -------------
Grant A. Edey (3)                     Chief Financial Officer of IAMGOLD Corporation.               10,000(9)          2005
Ontario, Canada
------------------------------------- ---------------------------------------------------- ------------------- -------------
A. Murray Sinclair, Jr.  (2) (3)      The managing  director of Quest Capital Corp.,  and                 Nil          1992
British Columbia, Canada              a director of Arapaho  Capital  Corp.,  Bannockburn
                                      Resources Limited,  Choice Resources Corp., Gabriel
                                      Resources Ltd., General Minerals  Corporation,  GTO
                                      Resources  Inc.,   Kaboose  Inc.,   Katanga  Mining
                                      Limited,   Lara  Exploration  Inc.,  Navan  Capital
                                      Corp.,    Newmex    Minerals   Inc.,    Proprietary
                                      Industries Inc., Skye Resources Inc.,  Twenty-Seven
                                      Capital Corp. and Wolfden Resources Inc.
------------------------------------- ---------------------------------------------------- ------------------- -------------

1.    Mr. MacRae was reappointed as the Chairman of the Board on June 23, 2005.

2.    Member of the Compensation Committee.

3.    Member of the Audit Committee.

4.    Member of the Hedging Committee.

5. Mr. MacRae was appointed as the interim President and Chief Executive Officer from December 23, 2004 to July 4, 2005.

6. Mr. Pirie was appointed as a director, the President and Chief Executive Officer on June 23, 2005.

7. Mr. Ned Goodman ceased to be the Chairman of the Board on June 23, 2005. Dundee Corporation is an associate of Mr. Goodman. Refer to section entitled "Voting Securities and Principal Holder thereof."

8. Donald Charter, prior to December 2005, was an Executive Vice President of Dundee Corporation and Dundee Wealth Management Inc. and the Chairman, President and Chief Executive Officer of Dundee Securities Corporation and Dundee Private Investors. Prior to joining the Dundee Group of Companies in 1996, he was a partner in the law firm of Smith, Lyons now incorporated under the practice of Gowlings LLP.

9.    Held by a family member.

The following table sets forth information regarding attendance of each director at the meetings of the board and its committees:

   ---------------------------------- ------------------ -----------------------------------------------
                                                         COMMITTEE MEETINGS ATTENDED
   ---------------------------------- ------------------ ------------- ------------------ --------------
   DIRECTOR                           BOARD MEETINGS     AUDIT         COMPENSATION       HEDGING
                                      ATTENDED
   ---------------------------------- ------------------ ------------- ------------------ --------------
   Garth A.C. MacRae (1)(2)(3)(4)            6/6             4/4              N/A              2/2
   ---------------------------------- ------------------ ------------- ------------------ --------------
   George E. Pirie (4)                     3/3 (5)           N/A              N/A              2/2
   ---------------------------------- ------------------ ------------- ------------------ --------------
   Ned Goodman                               6/6             N/A              N/A              N/A
   ---------------------------------- ------------------ ------------- ------------------ --------------
   Donald K. Charter (6)                     5/6             N/A              2/2              N/A
   ---------------------------------- ------------------ ------------- ------------------ --------------
   Jonathan C. Goodman                       5/6             N/A              N/A              N/A
   ---------------------------------- ------------------ ------------- ------------------ --------------
   Grant A. Edey (3)                       5/5 (7)           4/4              N/A              N/A
   ---------------------------------- ------------------ ------------- ------------------ --------------
   A. Murray Sinclair, Jr. (3) (6)           3/6             4/4              2/2              N/A
   ---------------------------------- ------------------ ------------- ------------------ --------------

1. Until June 23, 2005, Mr. MacRae was the interim President and Chief Executive Officer. He was re-appointed as the Chairman of the Board on June 23, 2005.

2.    Mr. MacRae was appointed to the Compensation Committee on January 20,
      2006.

3.    Member of the Audit Committee.

4.    Member of the Hedging Committee

5. Mr. Pirie was appointed as a director on June 23, 2005 and attended all Board meetings held in the financial year thereafter.

6.    Member of the Compensation Committee.

7. Mr. Edey was appointed a director and Chair of the Audit Committee on March 1, 2005 and attended all Board and Audit Committee meetings held in the financial year thereafter.

From time to time, ad hoc committees of the Board of Directors are formed as necessary to address specific matters affecting the Corporation.

Information regarding cease trade orders, bankruptcies, penalties or sanctions of any director of the Corporation is incorporated by reference to section 7.2 of the Annual Information Form of the Corporation dated March 30, 2006 filed on SEDAR at WWW.SEDAR.COM.

C)       APPOINTMENT OF AUDITORS

Deloitte & Touche LLP, Chartered Accountants ("D&T") are currently the auditors of the Corporation. For the financial year ended December 31, 2005, the Corporation paid D&T audit fees of $833,920 and fees related to other services of $67,105.

On April 16, 2006, the Corporation advised D&T that the Board of Directors of the Corporation had determined that at the shareholders' annual meeting on June 8, 2006, D&T would not be proposed for reappointment as auditors of the Corporation and that PricewaterhouseCoopers LLP will be proposed for appointment as the auditors of the Corporation.

The Corporation's determination to change auditors was not a result of any "reportable event" as such term is defined in National Instrument 51-102. A copy of the "reporting package" as such term is defined in National Instrument 51-102 which has been filed with requisite securities regulatory authorities is attached to the Circular as Exhibit III and forms a part hereof. The "reporting package" has also been filed on SEDAR at WWW.SEDAR.COM.

UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP, CHARTERED ACCOUNTANTS ("PWC"), AS AUDITORS OF THE CORPORATION UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSOR IS APPOINTED AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.

II)      PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

A)       AMENDMENT TO THE SHARE INCENTIVE PLAN

As at April 30, 2006, on a diluted basis, 383,343,579 Common Shares were issued and outstanding. Since its inception, the aggregate number of Common Shares approved for issuances under the Share Incentive Plan of the Corporation (the "Plan") is 34.5 million Common Shares. The three components of the Plan are (a) the Share Bonus Plan - current maximum reserve is 4 million Common Shares of which 2.8 million Common Shares have been issued; (b) the Share Incentive Plan - current maximum reserve is 23 million of which as at April 30 2006, approximately 7.36 million Common Shares were issued upon the exercise of stock options; approximately 9.67 million options to purchase Common Shares remained outstanding; 1.1 million options have been approved by the Board of Directors, subject to the approval of specific grants by the Compensation Committee, for issuance to the employees at the Myra Falls mine and approximately 5.01 million Common Shares are available for issuance; and (c) the Share Purchase Plan:
Current maximum reserve is 7.5 million of which approximately 5.15 million Common Shares have been issued and approximately 2.33 million Common Shares are available for further issuances. A summary of the Plan is set out as Exhibit II hereto.

The Board of Directors of the Corporation approved an amendment to the Plan, subject to shareholder approval, to increase the number of Common Shares reserved for issuance under the Plan by 20 million Common Shares

(approximately 5.2% of total issued and outstanding Common Shares) as follows:

1. the number of Common Shares reserved for issuance pursuant to the Share Purchase Plan shall be increased by 1 million from 7.5 million to 8.5 million;

2. the number of Common Shares reserved for issuance upon the exercise of options granted under the Share Option Plan shall be increased by 18 million from 23 million to 41 million; and

3. the number of Common Shares reserved for issuance under the Share Bonus Plan shall be increased by 1 million from 4 million to 5 million.

According to the policy of the TSX relating to share compensation arrangements, when shareholders approve a share incentive plan, the maximum number of shares reserved for issue under the share incentive plan must be specified. A change in the number of shares reserved for issue under a share incentive plan is considered to be an amendment to a share incentive plan and, in accordance with the TSX policy, is required to be approved by shareholders. Accordingly, shareholders of the Corporation will be asked to consider approving the amendment of the Plan to, among other things, increase the aggregate number of Common Shares reserved for issue under the Plan to 54.5 million Common Shares, of which 8.5 million will be reserved for issuances under the Share Purchase Plan, 41 million will be reserved for issuances under the Share Option Plan and 5 million will be reserved for issuances under the Share Bonus Plan.

THE RESOLUTION MUST BE APPROVED BY A MAJORITY OF VOTES CAST BY THE SHAREHOLDERS AT THE MEETING IN ORDER FOR THE AMENDMENT TO THE SHARE INCENTIVE PLAN OF THE CORPORATION TO BE APPROVED. THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOUR OF APPROVING THE AMENDMENT TO THE SHARE INCENTIVE PLAN OF THE CORPORATION AND THE SPECIAL RESOLUTIONS SET OUT BELOW

         "BE IT RESOLVED THAT:

         1. THE SHARE INCENTIVE PLAN (THE "PLAN") BE AMENDED AND RESTATED TO PROVIDE THAT THE MAXIMUM NUMBER OF COMMON SHARES OF THE CORPORATION (THE "COMMON SHARES") THAT MAY BE RESERVED FOR ISSUE FOR ALL PURPOSES UNDER THE PLAN SHALL BE EQUAL TO 54.5 MILLION;

         2. THE AGGREGATE NUMBER OF COMMON SHARES RESERVED FOR ISSUANCE UNDER THE SHARE PURCHASE PLAN COMPONENT OF THE PLAN SHALL BE
                  8.5 MILLION;

         3. THE AGGREGATE NUMBER OF COMMON SHARES RESERVED FOR ISSUANCE UNDER THE SHARE OPTION PLAN COMPONENT OF THE PLAN SHALL BE 41 MILLION;

         4. THE AGGREGATE NUMBER OF COMMON SHARES RESERVED FOR ISSUANCE UNDER THE SHARE BONUS PLAN COMPONENT OF THE PLAN SHALL BE 5 MILLION; AND

         5. ANY DIRECTOR OR OFFICER OF THE CORPORATION IS HEREBY AUTHORIZED AND DIRECTED, ACTING FOR, IN THE NAME OF AND ON BEHALF OF THE CORPORATION, TO EXECUTE OR CAUSE TO BE EXECUTED, UNDER THE SEAL OF THE CORPORATION OR OTHERWISE, AND TO DELIVER OR CAUSE TO BE DELIVERED, SUCH OTHER DOCUMENTS AND INSTRUMENTS, AND TO DO OR CAUSE TO BE DONE ALL SUCH OTHER ACTS AND THINGS, AS MAY IN THE OPINION OF SUCH DIRECTOR OR OFFICER OF THE CORPORATION BE NECESSARY OR DESIRABLE TO CARRY OUT THE INTENT OF THE FOREGOING RESOLUTIONS."

UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF APPROVING THE AMENDMENT TO THE SHARE INCENTIVE PLAN OF THE CORPORATION BY PASSING EACH OF THE ABOVE RESOLUTIONS.

B)       REDUCTION OF STATED CAPITAL

The governing statute of the Corporation is the CANADA BUSINESS CORPORATIONS ACT ("CBCA") which provides that a stated capital account of a corporation may be reduced for any purpose by a special resolution of the holders (being a resolution approved by no less than two-thirds of the votes cast at a special meeting) of the Common Shares. In order to reduce the amount of the accumulated deficit appearing on the balance sheet of the Corporation, the Corporation will request that its shareholders pass a special resolution pursuant to Section 38(1) of the CBCA to approve a reduction of the stated capital account maintained for the Common Shares by approximately $172,928,000. This amount is equal to the Corporation's accumulated deficit as at December 31, 2005. The reduction in the stated capital of the Common Shares will eliminate the Corporation's accumulated deficit but will leave the shareholders' equity unaffected.

THE RESOLUTION MUST BE ADOPTED BY TWO-THIRDS OF THE VOTES CAST BY THE SHAREHOLDERS AT THE MEETING IN ORDER FOR THE RESOLUTION REDUCING THE STATED CAPITAL OF THE CORPORATION TO BE APPROVED. THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOUR OF APPROVING THE REDUCTION OF STATED CAPITAL OF THE CORPORATION AND THE SPECIAL RESOLUTION SET OUT BELOW:

         BE IT RESOVED AS A SPECIAL RESOLUTION THAT:

         1. THE STATED CAPITAL OF THE CORPORATION BE REDUCED BY THE AMOUNT OF DEFICIT STATED ON THE BALANCE SHEET FOR THE FINANCIAL YEAR ENDED DECEMBER 31, 2005 WHICH IS $172,928,000, SUCH REDUCTION TO BE EFFECTIVE IMMEDIATELY;

         2. ANY ONE OFFICER OR ANY ONE DIRECTOR OF THE CORPORATION BE, AND EACH OF THEM HEREBY IS AUTHORIZED AND EMPOWERED ACTING FOR, IN THE NAME OF AND ON BEHALF OF THE CORPORATION, TO EXECUTE OR TO CAUSE TO BE EXECUTED, UNDER THE SEAL OF THE CORPORATION OR OTHERWISE, AND TO DELIVER OR TO CAUSE TO BE DELIVERED, ALL SUCH OTHER DOCUMENTS AND INSTRUMENTS, ALL IN SUCH FORM AND CONTAINING SUCH TERMS AND CONDITIONS, AS ANY ONE OFFICER OR ANY ONE DIRECTOR OF THE CORPORATION SHALL CONSIDER NECESSARY OR DESIRABLE AND SHALL APPROVE, SUCH APPROVAL TO BE CONCLUSIVELY EVIDENCED BY THE EXECUTION THEREOF BY THE CORPORATION, AND TO DO OR TO CAUSE TO BE DONE ALL SUCH ACTS AND THINGS AS ANY ONE OFFICER OR ANY ONE DIRECTOR OF THE CORPORATION SHALL CONSIDER NECESSARY OR DESIRABLE IN ORDER TO FULFILL THE INTENT OF THE FOREGOING PARAGRAPH OF THIS SPECIAL RESOLUTION; AND

         3. NOTWITHSTANDING THE APPROVAL OF THE FOREGOING SPECIAL RESOLUTIONS, THE BOARD OF DIRECTORS BE AND IT IS HEREBY AUTHORIZED TO REPEAL THESE SPECIAL RESOLUTIONS BEFORE THEIR IMPLEMENTATION, WITHOUT ANY FURTHER APPROVAL BY THE SHAREHOLDERS OF THE CORPORATION.

UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF APPROVING THE REDUCTION OF STATED CAPITAL OF THE CORPORATION BY PASSING EACH OF THE ABOVE SPECIAL RESOLUTIONS.

C)       AMENDMENT TO THE ARTICLES OF THE CORPORATION

In order to take advantage of the flexibility contemplated by the CBCA, it is proposed that the Articles of Corporation (the "Articles") be amended to enable the directors of the Corporation to appoint one or more directors between two annual meetings, for a term of office ending no later than the close of the next annual meeting, provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the last annual meeting. The Articles provide that the number of directors must be between three
(3) and ten (10). Currently size of the board of directors is fixed at seven (7) directors. The above amendment will enable the Board of Directors to appoint additional two (2) directors until the next meeting of the Shareholders. The Board of Directors of the Corporation has determined that the proposed amendment to the Articles is in the interests of the Corporation.

THE SPECIAL RESOLUTION MUST BE ADOPTED BY TWO-THIRDS OF THE VOTES CAST BY THE SHAREHOLDERS AT THE MEETING IN ORDER FOR THE RESOLUTION AMENDING THE ARTICLES TO BE APPROVED. THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOUR OF APPROVING THE AMENDMENT TO THE ARTICLES AND THE SPECIAL RESOLUTIONS SET OUT BELOW:

         "BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

         1. THE ARTICLES OF THE CORPORATION BE AMENDED BY ADDING THERETO THE FOLLOWING WORDING:

                           "THE DIRECTORS MAY APPOINT ONE OR MORE DIRECTORS WHOSE TERM OF OFFICE SHALL END AT THE CLOSE OF THE NEXT ANNUAL MEETING, PROVIDED THAT THE TOTAL NUMBER OF DIRECTORS SO APPOINTED DOES NOT EXCEED ONE-THIRD OF THE NUMBER OF DIRECTORS ELECTED AT THE LAST ANNUAL MEETING;

         2. THE CORPORATION BE AND IT IS HEREBY AUTHORIZED TO FILE ARTICLES OF AMENDMENT WITH THE RELEVANT AUTHORITIES TO GIVE EFFECT TO THIS SPECIAL RESOLUTION IN ACCORDANCE WITH THE PROVISIONS OF THE CANADA BUSINESS CORPORATIONS ACT;

         3. ANY DIRECTOR OR OFFICER OF THE CORPORATION BE AND IS HEREBY AUTHORIZED TO SIGN THE ARTICLES OF AMENDMENT AND ANY OTHER RELATED DOCUMENTS ON BEHALF OF THE CORPORATION; AND

         4. NOTWITHSTANDING THE APPROVAL OF THE FOREGOING SPECIAL RESOLUTIONS, THE BOARD OF DIRECTORS BE AND IT IS HEREBY AUTHORIZED TO REPEAL THESE SPECIAL RESOLUTIONS BEFORE THEIR IMPLEMENTATION, WITHOUT ANY FURTHER APPROVAL BY THE SHAREHOLDERS OF THE CORPORATION."

UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE IN FAVOUR OF APPROVING THE AMENDMENTS TO THE ARTICLES OF THE CORPORATION BY PASSING EACH OF THE ABOVE SPECIAL RESOLUTION.

                             EXECUTIVE COMPENSATION

The following table sets forth, for the three financial years ended December 31, 2005, December 31, 2004 and December 31, 2003, the aggregate compensation of the President and Chief Executive Officer, the Chief Financial Officer and each of the three most highly compensated executive officers of the Corporation (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

------------------------------ ------- --------------------------------------------- --------------- -----------------

                                                    ANNUAL COMPENSATION                LONG-TERM
                                                                                      COMPENSATION
                                       ---------------------------------------------
                                                                                         AWARDS
                                                                                     ---------------
                                                                        OTHER ANNUAL  OPTIONS UNDER         ALL OTHER
NAME AND PRINCIPAL                           SALARY      BONUS(1)       COMPENSATION          SHARE   COMPENSATION(3)
POSITION                       YEAR             ($)           ($)             ($)(2)      INCENTIVE               ($)
                                                                                       PLAN GRANTED
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------
Garth A.C. MacRae (4)          2005          254,167      375,000               Nil             Nil               Nil
President and                  2004             Nil       100,000               Nil             Nil               Nil
Chief Executive Officer        2003             N/A           N/A               N/A             N/A               N/A
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------
George E. Pirie(5)             2005         200,000      325,000                Nil       1,000,000             6,750
President and                  2004             N/A          N/A                N/A             N/A               N/A
Chief Executive Officer        2003             N/A          N/A                N/A             N/A               N/A
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------
Richard Godfrey                2005         255,000   295,000(6)               Nil             Nil            18,482
Vice President, Finance  and   2004         214,580       85,000                Nil          75,000            19,035
Chief Financial Officer        2003             N/A          N/A                N/A             N/A               N/A
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------
William M. Heath               2005         240,000    401,500(7)               Nil         250,000            14,108
Executive Vice President       2004         222,500       139,750               Nil         200,000            14,000
                               2003         190,000        47,500               Nil         150,000            13,500
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------
Bertrand Boivin(8)             2005         225,000    342,500(8)               Nil                            16,500
Vice President, Canada         2004             N/A           N/A               N/A             N/A               N/A
                               2003             N/A           N/A               N/A             N/A               N/A
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------
John B. McCombe(9)             2005       US$87,500           Nil      4,740(10)(a)             Nil   US$38,330(10)(b)
Vice President,                            C$77,141                             Nil         700,000
Latin American Operations      2004      US$182,291     US$26,250                                     US$76,666(10)(c)
                                                        98,500(9)               Nil             Nil
                               2003      US$151,667     US$47,500                                     US$77,720(10)(d)
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------
J. Steven Hayes                2005         195,000    282,500(11)              Nil         100,000            17,960
Vice President, Marketing      2004         185,000        99,500               Nil         100,000            19,000
                               2003         166,667        36,000               Nil          75,000            13,500
------------------------------ ------- ------------- ------------ ------------------ --------------- -----------------

(1) The Corporation puts in place each year an executive bonus plan based on the budgeted cash flow of the Corporation. There are three components to the plan which are established in consultation with the board: (a) A percentage of the cash flow (base); (b) A further percentage of cash flow in excess of budget which is 50% of the base percentage (supplemental); and (c) A percentage of cash flow in excess of budget which has resulted from increased production or productivity (supplemental). In order to earn any bonus production must be at least 90% of budgeted metal production. Any awards from the supplementary pools are at the discretion of the compensation committee in consultation with the Chief Executive Officer. For 2005, the percentages under (a), (b) and (c) above were 4%, 2% and 5% but nothing was earned under (c). For 2006, these bonus pool percentages have been established at 2%, 1% and 3% respectively.

(2) Perquisites and other personal benefits are not shown if they did not exceed the applicable disclosure threshold of the lesser of $50,000 and 10% of the total annual salary and bonus of the Named Executive Officer for the financial year.

(3) Except for Mr. McCombe, these amounts represent any contribution paid by the Corporation during the year with respect to a group RRSP Plan and discretionary health care spending amount.

(4) Compensation is for the period while Mr. MacRae acted as President and Chief Executive Officer until June 23, 2005.

(5) Mr. Pirie was appointed President and Chief Executive Officer on June 23, 2005.

(6) The deferral of bonuses was eliminated and 2004 deferred bonus of $85,000 relating to the 2004 bonus was paid with the 2005 bonus.

(7) The deferral of bonuses was eliminated and 2004 deferred bonus of $109,000 relating to the 2004 bonus was paid with the 2005 bonus.

(8) Mr. Boivin was appointed Vice President, Canada on November 8, 2005. Includes 2004 deferred bonus of $67,500 which was paid with the 2005 bonus.

(9) Mr. McCombe ceased to be an officer on September 5, 2005. Upon his resignation, this deferred portion of 2004 bonus in the amount of $98,500 was forefeited.

(10)  (a)   Payment in lieu of vacation upon resignation
      (b)   Until September 2005 - US$22,800 (housing allowance) US$15,530
            (dependent education expense)
      (c)   2004 - US$45,000 (housing allowance) US$31,666 (dependent education expenses); and
      (d)   2003 - US$42,000 (housing allowance) US$35,720 (dependent education expenses)

(11) The deferral of bonuses was eliminated and the 2004 deferred bonus of $72,500 relating to the 2004 bonus was paid with the 2005 bonus.

The following table sets forth information regarding options granted during the financial year of the Corporation ended December 31, 2005 to the Named Executive Officers.

            OPTION GRANTS TO DURING THE YEAR ENDED DECEMBER 31, 2005

------------------------- --------------- --------------- --------------- ----------------- --------------------------
                                                                            Market Value
                                            Percent of                      Securities
                                             Total Options                  Underlying
                          Stock Options      Granted to                    Options on the
                             Granted        Employees in  Exercise Price  Date of Grant(1)
Name                                       Financial Year  ($/security)     ($/security)         Expiration Date
------------------------- --------------- --------------- --------------- ----------------- --------------------------
Garth A.C. MacRae                     Nil            N/A             N/A        N/A                    N/A
------------------------- --------------- --------------- --------------- ----------------- --------------------------
George E. Pirie (2)             1,000,000         45.45%           0.385       0.385              June 22, 2010
------------------------- --------------- --------------- --------------- ----------------- --------------------------
Richard R. Godfrey                    Nil            N/A             N/A        N/A                    N/A
------------------------- --------------- --------------- --------------- ----------------- --------------------------
J. Steven Hayes                   100,000           4.5%           0.435       0.435            November 7, 2010
------------------------- --------------- --------------- --------------- ----------------- --------------------------
William M. Heath                  250,000         11.36%           0.385       0.385             August 8, 2010
------------------------- --------------- --------------- --------------- ----------------- --------------------------
Bertrand Boivin                       Nil            N/A             N/A        N/A                    N/A
------------------------- --------------- --------------- --------------- ----------------- --------------------------
John B. McCombe(3)                    Nil            N/A             N/A        N/A                    N/A
------------------------- --------------- --------------- --------------- ----------------- --------------------------

(1) Reflects the closing price of the Common Shares on the Toronto Stock Exchange two trading days after the date of grant.

(2)   Became an officer of the Corporation on June 23, 2005.

(3)   Ceased to be an officer of the Corporation on September 5, 2005.

The following table sets forth information regarding exercises of options during the financial year of the Corporation ended December 31, 2005 by the Named Executive Officers and the value as at December 31, 2005 of unexercised options held by the Named Executive Officers on an aggregate basis.

           AGGREGATED OPTION EXERCISES DURING THE FINANCIAL YEAR ENDED DECEMBER 31, 2005 AND OPTION VALUES AS AT DECEMBER 31, 2005

------------------------------- ------------- ------------- ---------------------------- -----------------------------
                                 SECURITIES    AGGREGATE                                     VALUE OF UNEXERCISED
                                  ACQUIRED       VALUE        UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AS AT
NAME                            ON EXERCISE   REALIZED ($)     AS DECEMBER 31, 2005          DECEMBER 31, 2005(1)
------------------------------- ------------- ------------- ---------------------------- -----------------------------
                                                            Exercisable  Unexercisable    Exercisable  Unexercisable
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------
Garth A.C. MacRae(2)(3)             N/A           N/A         1,250,000             Nil       246,500             Nil
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------
George E. Pirie((4))                N/A           N/A           333,333         666,667        98,333         196,666
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------
Richard R. Godfrey                  N/A           N/A           250,000          25,000       101,000             Nil
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------
J. Steven Hayes                     N/A           N/A           258,333          91,667        86,792          16,333
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------
William M. Heath                    N/A           N/A           616,666         233,334       145,000          57,450
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------
Bertrand Boivin                     N/A           N/A           366,667         133,333        64,500             Nil
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------
John B. McCombe(5)                266,666        26,190          Nil(5)          Nil(5)        Nil(5)          Nil(5)
------------------------------- ------------- ------------- ------------ --------------- ------------- ---------------

(1) Based upon the closing price of the Common Shares on the Toronto Stock Exchange on December 30, 2005 of $0.68.

(2) All of his options were granted prior to this period in his capacity as a director of the Corporation during 1997 and March 2004.

(3) Mr. MacRae acted as the interim President and Chief Executive Officer from November 29, 2004 to June 23, 2005.

(4)   Mr. Pirie was appointed as an officer of the Corporation on June 23, 2005.

(5) Mr. McCombe ceased to be an officer of the Corporation on September 5, 2005. All unvested and unexercised options were cancelled.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE SHARE INCENTIVE PLAN

The following table sets forth information with respect to compensation plans under which Common Shares are authorized for issue for the financial year ended December 31, 2005.

-------------------------------- ---------------------------- ------------------------- --------------------------------
                                 Number of securities to be       Weighted-average      Number of securities remaining
                                   issued upon exercise of       exercise price of       available for future issuance
                                    outstanding options,        outstanding options,       under equity compensation
         PLAN CATEGORY               warrants and rights      warrants and rights ($)     plans (excluding securities
                                             (a)                        (b)               reflected in column (a)(c)
-------------------------------- ---------------------------- ------------------------- --------------------------------
Share Option Plan component of
the Share Incentive Plan                 10,084,667                     0.88                       6,041,799
Approved by Securityholders
-------------------------------- ---------------------------- ------------------------- --------------------------------
Share Incentive Plan not                     N/A                        N/A                           N/A
Approved by  Securityholders
-------------------------------- ---------------------------- ------------------------- --------------------------------
Total                                    10,084,667                     0.88                       6,041,799
-------------------------------- ---------------------------- ------------------------- --------------------------------

TERMINATION OF EMPLOYMENT,
CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

1. Mr. Garth A.C. MacRae ceased to be the interim President and Chief Executive Officer and was reappointed as the Chairman of the Corporation on June 23, 2005.

2. Mr. George E. Pirie was appointed as the President and Chief Executive Officer of the Corporation on June 23, 2005 and commenced his employment with the Corporation on July 4, 2005. In accordance with the letter of employment, Mr. Pirie's salary was $400,000 which was to be reviewed at the end of 2005. Mr. Pirie's bonus payments will be at the discretion of the Compensation Committee. He was also granted 1,000,000 options to purchase Common Shares of the Corporation at $0.385.

3. The Corporation entered into an employment agreement with William Heath in July 2004 which Agreement expires on December 31, 2006. The agreement calls for automatic renewal for two-year terms beyond that termination date unless Mr. Heath's employment with the Corporation is terminated. The Agreement provides that in the event of termination of Mr. Heath's employment without cause, not associated with a change of control, he will be entitled to either 24 months' written notice of termination or pay in lieu of notice, as well as benefits continuation for the 24 month period. If Mr. Heath elects to resign his employment with the Corporation, he will be required to provide no less than one months' written notice of his decision. The agreement defines a "change of control" as the acquisition by any group, other than Dundee Corporation ("Dundee") or an affiliate of Dundee, of sufficient security that the acquiring group establishes the right to cast more than 30 percent of the votes that may be cast to elect directors of the Corporation, AND the exercise of such voting rights causes the incumbent directors of the Corporation to cease to be the majority. In the event of a change of control, Mr. Heath has the unilateral right to terminate his employment by providing notice to the Corporation, at which time he will be paid a lump sum equal to 200% of his base annual salary at the time notice is given plus an amount equal to 200% of the average of any bonuses paid to Mr. Heath in the prior three financial years. In the event that Mr. Heath's employment is terminated without cause following a change of control, he will be entitled to these two payments plus payment in lieu of benefits.

                    COMPOSITION OF THE COMPENSATION COMMITTEE

The members of the Compensation Committee during the financial year ended December 31, 2005, were Donald K. Charter and A. Murray Sinclair, Jr. No member of the Compensation Committee was an officer or employee of the Corporation or any of its subsidiaries during the year ended December 31, 2005.

The Compensation Committee makes determinations and recommendations to the directors of the Corporation concerning the cash and incentive compensation of the executive officers of the Corporation. The Compensation Committee, which met once in 2005, furnished the following report on executive compensation.

                        REPORT ON EXECUTIVE COMPENSATION

The primary goal of the Compensation Committee is to ensure that the compensation provided to the executive officers of the Corporation is determined with regard to the business strategies and objectives of the Corporation, such that the financial interest of the executive officers of the Corporation is consistent with the financial interest of the shareholders of the Corporation. The Compensation Committee strives to ensure that the executive officers of the Corporation are paid fairly and commensurate with their contributions to furthering the strategic direction and objectives of the Corporation. The Compensation Committee reviews, recommends and/or determines all elements of the compensation of the executive officers of the Corporation on an annual basis may and periodically retain an independent consultant to evaluate the compensation levels and policies relative to the market for executives in positions similar to those of the executive officers of the Corporation. The Compensation Committee has developed the following executive compensation philosophy and policies to meet the foregoing objectives.

BASE SALARIES. The Compensation Committee recommends base salaries for each of the executive officers of the Corporation on an individual basis, taking into consideration the individual's performance and contributions to the success of the Corporation, tenure in the job, competitive industry pay practices for comparable positions and internal equities among positions.

ANNUAL INCENTIVES. The executive officers of the Corporation have an opportunity to earn annual bonuses. Award opportunities vary based on the individual's position and contributions to the performance of the Corporation. Bonuses are paid based on the performance of the individual and the results of the Corporation measured against its annual budget.

LONG-TERM INCENTIVES. The Compensation Committee believes that options to purchase Common Shares encourage the executive officers of the Corporation to own and hold Common Shares and tie their long-term interests directly to those of the shareholders of the Corporation. Under the terms of the share option plan portion of the share incentive plan of the Corporation, the directors of the Corporation, acting on the recommendations of the Compensation Committee, may designate employees, including executive officers, eligible to receive options to acquire such numbers of Common Shares as the directors determine at the then current trading price of the Common Shares on the Toronto Stock Exchange (the "TSX").

When granting options, consideration is given to the exercise price of the aggregate options that would be held by the executive officer of the Corporation after the grant under consideration is made. In determining individual grants of options, the Compensation Committee considers the following factors, among others, the performance and contributions to the success of the Corporation of the executive officer, the relative position of the executive officer, the years of service of the executive officer and past grants of options to the executive officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The components of the total compensation of Mr. Pirie, the Chief Executive Officer of the Corporation and the manner in which they were reviewed and evaluated by the Compensation Committee were similar to those for other executive officers of the Corporation. Mr. Pirie received a base salary and annual incentive compensation based on the performance of the Corporation and his individual performance. The review of Mr. Pirie's performance included achieving production targets, strategy and financial performance of the Corporation. Upon his appointment on June 23, 2005, Mr. Pirie received 1,000,000 options to purchase Common Shares at an exercise price of $0.385. For his contribution during 2005, Mr. Pirie was granted a bonus of $325,000 which was paid in 2006.

SUMMARY. The Compensation Committee will continue to evaluate the executive compensation programs of the Corporation on an ongoing basis to ensure that the compensation practices and philosophies of the Corporation are consistent with the objective of enhancing shareholder value.

Submitted on behalf of the Compensation Committee:

Donald K. Charter (Chair) and A. Murray Sinclair, Jr., both of whom served on the Compensation Committee during all of 2005.

                            COMPENSATION OF DIRECTORS

Non-management directors are paid a retainer fee of $15,000 per annum and $1,000 per meeting of the Board or a Committee attended. Additionally, any non-management chair of a committee of the directors is paid $5,000 per annum. The directors of the Corporation are eligible to participate in the share incentive plan of the Corporation. Upon their appointment as directors, Messrs. Ned Goodman and Edey were granted 200,000 stock options each in March 2005. The exercise price of the stock options is the TSX closing price after two trading days from the date of the grant of the options.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following table shows the yearly percentage change in the cumulative shareholder return on the Common Shares compared with the cumulative total return of the S&P/TSX Composite for the past five years assuming an investment of $100 on December 31, 2000. A graphical depiction follows the table.

---------------------------------------------- ------------- ------------ ----------- ----------- ----------- -----------
                                                       2000         2001        2002        2003        2004        2005
---------------------------------------------- ------------- ------------ ----------- ----------- ----------- -----------
Stock Closing Price at December 31 (C$)                1.45         0.21        0.14        0.64        0.57        0.68
---------------------------------------------- ------------- ------------ ----------- ----------- ----------- -----------
Corporation Total Return - Base 2000                    100           14          10          44          39          47
---------------------------------------------- ------------- ------------ ----------- ----------- ----------- -----------
Total Return Index - S&P/TSX Composite               19,309       16,882      14,782      18,732      21,445      26,619
---------------------------------------------- ------------- ------------ ----------- ----------- ----------- -----------
Total Return Index - Base 2000                          100           87          77          97         119         137
---------------------------------------------- ------------- ------------ ----------- ----------- ----------- -----------

                       FIVE YEAR CUMULATIVE TOTAL RETURNS

                                    [GRAPH]

    The graph can be found under the corporation's filings at www.sedar.com.


        DIRECTORS' AND OFFICERS' LIABILITY INSURANCE AND INDEMNIFICATION

The Corporation maintains directors' and officers' liability insurance for the directors and officers of the Corporation providing coverage in the amount of $25,000,000 in each policy year. The deductible amount on the policy is $250,000 and the total annual premium in 2006 was $264,000.

                  INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the current or former directors, executive officers, employees of the Corporation or its subsidiaries, the proposed nominees for election to the board of directors of the Corporation, or associates or affiliates of such persons, are or have been indebted to the Corporation at any time since the beginning of the last completed fiscal year of the Corporation.

             INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

The only material transactions entered into since January 1, 2005 involving an officer or director of the Corporation, the principal shareholder of the Corporation or any associate or affiliate of any such persons or companies is a flow through financing completed in December 2005 whereby a syndicate of investment dealers comprising DSC and GMP Securities ("GMP") participated in raising $6 million flow through financing for the Corporation. DSC is related to the significant shareholder of the Corporation. The Corporation paid the syndicate a commission of $240,000 of which DSC earned $120,000.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors of the Corporation believes that sound and appropriate corporate governance practices are important for the effective and efficient operation of the Corporation. In accordance with the disclosure requirements of the National Instrument 58-101, the Corporate Governance practices of the Corporation are set out in Exhibit I hereto which is incorporated herein.

DISCLOSURE UNDER THE AUDIT COMMITTEE RULE IS INCLUDED IN THE ANNUAL INFORMATION FORM OF THE CORPORATION UNDER THE HEADING "AUDIT COMMITTEE CHARTER" FILED ON SEDAR AT WWW.SEDAR.COM.

                                     GENERAL

Additional information relating to the Corporation is available on SEDAR at WWW.SEDAR.COM and on the website of the Corporation at WWW.BREAKWATER.CA. The Corporation will provide to any person, upon request to its Investor Relations Department, a copy of its most recent annual information form, annual report, which includes the MD&A and financial statements for the year ended December 31, 2005 and subsequent interim reports which include interim MD&A and interim financial statements of the Corporation may be obtained by accessing the disclosure documents of the Corporation available at WWW.SEDAR.COM or upon request, from the Investor Relations Department of the Corporation, Suite 950, 95 Wellington Street West, Toronto, Ontario M5J 2N7, telephone: 416-363-4798, email: INVESTORINFO@BREAKWATER.CA. The Corporation may require the payment of a reasonable fee in respect of a request therefor made by a person who is not a shareholder of the Corporation.

The contents of this Circular and the sending thereof to the shareholders of the Corporation have been approved by the directors of the Corporation.

                                                   By Order of the Board

                                                   /s/ Garth Macrae
                                                   ---------------------------
Date:  May 8, 2006                                 Chairman of the Board

                                    EXHIBIT I
                         CORPORATE GOVERNANCE DISCLOSURE

1. INTRODUCTION

This document describes the procedures and systems established by the Board of the Corporation in accordance with i) the applicable laws; ii) the policies of the securities authorities; and iii) the requirements of the stock exchange on which the securities of the Corporation are listed, for purposes of facilitating the operation of the Board and its committees and creating consistent expectations as to how the Board should carry out its mandate.

2. BOARD MANDATE

2.1. GENERAL MANDATE

The Board is responsible for supervising, monitoring and evaluating the management of the Corporation's operations in the best interests of the Corporation and its shareholders. It discharges its responsibilities in accordance with the powers conferred on it by the articles and By-Laws of the Corporation, the obligations devolved on it under applicable laws, and the policies of the Corporation.

2.2. CORPORATE GOVERNANCE

All members of the Board are responsible for fulfilling the mandate set out in the CANADA BUSINESS CORPORATIONS ACT as well as developing methods and systems to ensure that the Corporation complies with its corporate governance obligations as set out in the policies of the securities authorities. Such responsibilities include:

A) adopting a procedure for the establishment and evaluation of corporate strategy taking into account, among other things, the opportunities and risks of the business;

B) management of the Corporation is required to provide complete and accurate information with respect to the Corporation's activities to enable the directors to identify the principal risks inherent in the business and to develop appropriate risk management procedures;

C) succession planning, including the appointment and appraisal of the executive officers; D) adopting a disclosure policy for the Corporation;

E) the external auditors of the Corporation are given full and unrestricted access to the Audit Committee to discuss their audit and findings relating to internal controls. The Board fulfills the responsibility of ensuring the integrity of the internal accounting controls and management information systems of the Corporation with the assistance of the Audit Committee; and

F)   conducting the affairs of the Corporation in accordance with the law.

2.3. EXECUTIVE OFFICERS

The Board is responsible for the appointment of the Executive Officers. For the purposes of this document, "Executive Officers" refer to the following positions:

o    President and Chief Operating Officer;
o    Chief Financial Officer;
o    Vice-President;
o    Corporate Secretary; and
o    Treasurer.

The Board appraises the performance of the Executive Officers to ensure that the objectives of the Corporation are carried out.

3.   OPERATION AND RESPONSIBILITIES OF THE BOARD

3.1. OPERATION

The Board discharges its responsibilities either directly or through its committees. It retains full authority for responsibilities that are not specifically delegated to its committees or to management.

3.2. IN CAMERA MEETINGS

The independent directors meet IN CAMERA during a meeting of the Board, if necessary.

3.3. EXPECTATIONS AND RESPONSIBILITIES OF DIRECTORS

Every director must, in exercising his powers and discharging his duties, i) act honestly and in good faith with a view to the best interests of the Corporation and ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These responsibilities include attending meetings of the Board and of its committees and reading any documents received prior to such meetings.

3.4. MAJOR DECISIONS

The Board is responsible for approving major decisions affecting the Corporation and its subsidiaries and joint ventures, including, in particular, approval of:

A)   the annual budgets;

B) the annual and quarterly financial statements and related reports, including all other continuous disclosure documents required under the various securities laws and regulations;

C)   any acquisition or sale of assets or businesses of a material nature;

D) appointment and appraisal of Executive Officers and determining their compensation and their terms of employment;

E)   any form of indebtedness of a material nature;

F)   any unbudgeted capital expenditure exceeding $5 million; and

G)   any transaction with a related person.

3.5. RESPONSIBILITIES OF EXECUTIVE OFFICERS

The Executive Officers of the Corporation are responsible for i) developing the Corporation's annual budget and strategy, which must be submitted to the Board for its approval; ii) implementing the strategy and observing the budget once they have been approved by the Board; and iii) all decisions relating to the day-to-day management of the affairs of the Corporation and its subsidiaries.

3.6. COMPENSATION

From time to time, the Compensation Committee of the Board reviews the compensation paid to the Executive Officers and directors of the Corporation and makes recommendations to the Board thereon.

3.7. EXTERNAL CONSULTANTS

The directors have the ability to retain consultants at the Corporation's expense, when warranted by the circumstances, to assist them in carrying out their duties. The Audit Committee will approve such expense.

4.   COMPOSITION OF BOARD

4.1. SELECTION OF MEMBERS

The Board collectively ensures that it has a desirable number of members. From time to time, ad-hoc committees of the Board are formed to facilitate the process by obtaining input and suggestions from directors. It reviews the proposed nominees and makes recommendations to the Board thereon. Currently, the Board comprises of:

         Garth A.C. MacRae;
         Ned Goodman;
         Grant A. Edey;
         Donald K. Charter;
         Jonathan Goodman;
         George E. Pirie; and
         A. Murray Sinclair, Jr.

Except for George E. Pirie, who is the President and Chief Executive Officer of the Corporation, all directors are independent.

4.2. NOMINATION PROCESS

The Board approves the final selection of nominees for election by the shareholders annually. The responsibility of proposing new nominees rests with the Board.

4.3. INDEPENDENT DIRECTORS

A majority of directors must be independent, in the reasonable opinion of the Board, within the meaning of the laws, standards and listing requirements of the stock exchange on which the securities of the Corporation are listed.

4.4. CHAIRMAN OF THE BOARD

The Board appoints its Chairman from among the directors of the Corporation.

4.5. TERM OF OFFICE OF DIRECTORS

Directors are elected by shareholders at each annual meeting. The term of office of each directors expires at the close of the annual meeting of shareholders following the meeting at which the director was elected or upon his successor being elected.

5.   BOARD COMMITTEES

5.1. NUMBER AND MANDATE OF COMMITTEES

The Board is responsible for establishing Board committees, appointing members to serve on the committees and determining their compensation. While ad-hoc committees are composed to assist the Board in managing specific matters, the Board has established three (3) committees to assist it in carrying out its mandate, to which it has delegated some of its duties and responsibilities:

o    Audit Committee;
o    Compensation Committee; and
o    Hedging Committee

5.2. COMPOSITION OF COMMITTEES

In general, the Board committees are composed of three (3) members. If it deems it appropriate, the Board may appoint directors to Board committees, save for the Audit Committee, who are not independent.

Members of the Audit Committee are Grant A. Edey (Chair), Garth A.C. MacRae and
A. Murray Sinclair.

Members of the Compensation Committee are Donald K. Charter (Chair), Garth A.C. MacRae and A. Murray Sinclair.

Members of the Hedging Committee are Garth A.C. MacRae, George E. Pirie (the President and Chief Executive Officer) and Richard R. Godfrey (the Chief Financial Officer).

5.3. STRUCTURE OF COMMITTEES

Each committee appoints one of its members to act as chairman of the committee.

5.4. REPORTS OF COMMITTEES TO THE BOARD

The Audit Committee and the Compensation Committee generally submit a report to the Board after each of its meetings.

5.5. EXTERNAL CONSULTANTS

Every committee may, at the Corporation's expense, retain the services of a professional to conduct searches, advise it on issues it deems important or assist it in carrying out its duties.

                                   EXHIBIT II
                       SUMMARY OF THE SHARE INCENTIVE PLAN

The shareholders of the Corporation approved amendments to the Share Incentive Plan of the Corporation on June 19, 2001 and May 6, 2002 (the "Plan") and in accordance with the provisions of the Plan, on May 10, 2005, the Board of Directors amended the Plan to eliminate the share appreciation right. This amendment to the Plan came into effect upon obtaining consents of the existing optionees on September 19, 2005 and the Plan was filed on SEDAR at WWW.SEDAR.COM.

The Plan is designed to advance the interests of the Corporation by encouraging employees and directors to hold equity in the Corporation through the acquisition of Common Shares. Since its inception, there were 34.5 million Common Shares reserved for issuances under the Plan. Three components of the Plan are (a) share purchase plan ("SPP"); (b) share option plan ("SOP"); and (c) share bonus plan ("SBP").

Under the Plan, (a) the maximum number of Common Shares that may be reserved for issue pursuant to options granted under the Plan to insiders of the Corporation may not exceed 10% of the Common Shares outstanding at the time of issue (on a non-diluted basis), (b) the maximum number of Common Shares that may be issued under the Plan to insiders of the Corporation within a one-year period may not exceed 10% of the number of Common Shares outstanding at the time of issue (on a non-diluted basis), and (c) the maximum number of Common Shares which may be issued under the Plan within a one-year period to any one insider of the Corporation and such insider's associates may not exceed 5% of the number of Common Shares outstanding at the time of issue (on a non-diluted basis), in each case less the aggregate number of Common Shares reserved for issue or issued, as the case may be, to such persons under any other share compensation arrangement (within the meaning of the policy of The Toronto Stock Exchange) of the Corporation.

SHARE PURCHASE PLAN

The SPP entitles certain employees of the Corporation to contribute up to 10% of their annual basic salary to purchase Common Shares. The Corporation matches each participant's contribution on a quarterly basis and issues Common Shares having a value equal to the aggregate amount contributed to the SPP by each participant and the Corporation. The purchase price per Common Share is the weighted average of the trading prices of the Common Shares on The Toronto Stock Exchange (the "TSX") for the calendar quarter in respect of which the Common Shares are issued. The Common Shares are delivered to participants who are listed on the head office payroll ("Head Office Participants") 12 months following their date of issue. Participants who are not Head Office Participants ("On-Site Participants") may contribute up to 5% of their annual basic salary. On-Site Participants may direct the Corporation to deliver those Common Shares that were acquired with that participant's contribution at any time. Common Shares acquired with the Corporation's contribution are held in safekeeping and delivered 12 months following their date of issue. If there is a take-over bid made for the Common Shares, the directors may, by resolution, make any Common Shares held in trust for a participant immediately deliverable. The Plan currently provides that the maximum number of Common Shares that may be issued under the SPP is 7.5 million Common Shares, of which approximately 5.2 million have been issued as of April 30, 2006. Currently, approximately 2.3 million Common Shares are available for future issuance under the SPP.

SHARE OPTION PLAN

The SOP provides that eligible persons thereunder include any director, employee (full-time or part-time), officer or consultant of the Corporation or any subsidiary thereof. A consultant is a person with whom the Corporation or a subsidiary thereof has an agreement for the provision of substantial services.

The directors of the Corporation have the authority to determine, among other things, subject to the terms and conditions of the SOP, the terms, limitations, restrictions and conditions of the options granted under the SOP.

The Plan currently provides that the maximum number of Common Shares that may be reserved for issue pursuant to options granted under the SOP is 23 million Common Shares. As of April 30, 2006, approximately 7.36 million Common Shares have been issued upon the exercise of options (of which 515,000 are no longer available due to exercises of the share appreciation right) and approximately
9.53 million options are outstanding and 1.1 million options have been, subject to the Compensation Committee's approval, reserved for grants. Accordingly, as of April 30, 2006, there were approximately 5.01 million Common Shares are available for future option grants under the SOP. Any Common Shares subject to an option that for any reason is cancelled or terminated without having been exercised are again reserved for issue pursuant to the SOP.

The directors of the Corporation have the authority under the SOP to establish the exercise price of the option at the time each option is granted thereunder, which exercise price shall in all cases be not less than the closing price of the Common Shares on the TSX on the trading day immediately preceding the date of the grant of such options or such other day as the directors determine.

Options granted under the SOP must be exercised no later than ten years after the date of the grant thereof and options are not transferable other than by will or the laws of descent and distribution. If an optionee ceases to be an eligible person under the Plan for any reason whatsoever other than death, each option held by such optionee will cease to be exercisable three months from the date of termination (being the date on which such optionee ceases to be an eligible person). If an optionee dies, the legal representative of the optionee may exercise the optionee's options within one year after the date of the optionee's death but only up to and including the original option expiry date. The SOP also provides that the grant of options to consultants as well as the termination thereof will be made in accordance with the terms of the agreement entered into between the Corporation and the applicable consultant.

The SOP provides that options granted thereunder are subject to vesting provisions unless the directors of the Corporation determine otherwise. The SOP also contains a provision for all unexercised options (whether vested or unvested) to become immediately exercisable in the event of the acquisition by a person of securities which would entitle such person to exercise 30% or more of the votes entitled to be cast at a meeting of the shareholders of the Corporation or the sale of all or substantially all of the property or assets of the Corporation.

The Corporation may, but is not obligated to, provide any optionee with financial assistance in order to enable such optionee to exercise options granted under the SOP. The directors of the Corporation are empowered to determine the interest rate charged and the schedule for the repayment of any loan made to an optionee. Any such loan is to be repayable upon maturity or upon the death of the optionee or earlier in certain other circumstances such as termination of employment and in any event shall be full recourse and repayable within ten years of the exercise of the option. Such loan is to be secured by a pledge of the Common Shares purchased with the proceeds of the loan.

An optionee may elect under the SOP to terminate an option, in which case the optionee is entitled to receive consideration either in Common Shares, or with the consent of the Corporation, cash equal in value to the difference between the fair market value of the Common Shares subject to the option and the exercise price of the option.

Subject to the approval of the directors of the Corporation, options granted under the SOP may be assigned to the spouse of an optionee, any minor children of the optionee, any minor grandchildren of the optionee, a corporation controlled by the optionee where the only other shareholders of such corporation are the spouse, minor children or minor grandchildren of the optionee, or a family-trust where the optionee is the trustee of such trust and the beneficiaries of such trust do not include anyone other than the spouse, minor children or minor grandchildren.

SHARE BONUS PLAN

The SBP allows for the issue of Common Shares as a discretionary bonus to any director, employee (full-time or part-time), officer or consultant of the Corporation or any subsidiary thereof who are designated under the Share Bonus Plan from time to time. Currently, the number of Common Shares reserved for issue under the Share Bonus Plan is 4 million Common Shares. As of April 30, 2006, under the SBP 1.2 million Common Shares have been issued and 2.8 million Common Shares are available for further issuances.

                                   EXHIBIT III
                      CHANGE OF AUDITORS REPORTING PACKAGE

                           NOTICE OF CHANGE OF AUDITOR

On April 12, 2006, the board of directors (the "Board") of Breakwater Resources Ltd. (the "Corporation" decided to propose that PricewaterhouseCoopers LLP ("PWC"), rather than the current auditors Deloitte & Touche LLP ("Deloitte & Touche"), be appointed as the auditor of the Corporation upon the expiry of the term of appointment of Deloitte & Touche. Accordingly, Deloitte & Touche will not be proposed for re-appointment and shareholders of the Corporation will be asked to appoint PWC, as the auditor of the Corporation at the next annual and special meeting of the shareholders Corporation scheduled to be held on June 8, 2006 ("Change of Auditor"). The Audit Committee of the Board considered the Change of Auditor and the decision of the Board was made on the recommendation of the Audit Committee of the Board.

Deloitte & Touche did not have any reservations in their auditors' reports for the financial statements of the Corporation for the two most recently completed fiscal years or any period subsequent thereto for which an audit report was issued and preceding the date on which the Board made the decision not to propose Deloitte & Touche for reappointment as the auditors of the Corporation.

There have been no reportable events within the meaning of subparagraph 4.11 7(e) of National Instrument 51-102.

Dated as of this 19th day of April, 2006.


BREAKWATER RESOURCES LTD.

/s/ Grant A. Edey
-------------------------
Grant A. Edey
Audit Committee Chairman

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]


April 20, 2006


Ontario Securities Commission
Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Autorite des marches financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Securities Office, Prince Edward Island
Securities Division, Department of Government Services - Newfoundland and
Labrador
Registrar of Securities, Government of the Northwest Territores
Registrar of Securities, Government of the Nunavut
Registrar of Securities, Government of Yukon


Dear Sirs/Mesdames:


Breakwater Resources Ltd. (the "Company")


We are providing this letter as requested by the Company pursuant to section 4.11, paragraph (5)(a)(ii)(B) of National Instrument 51-102. We refer to the Notice of Change of Auditors dated April 19, 2006 prepared by the Company and delivered to us (the "Notice"). We have reviewed the Notice, and based on our knowledge as at the date of this letter, we agree with the statements contained therein.


Yours very truly,


/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Chartered Accountants

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

To:
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
Autorite des marches financiers (Quebec)
New Brunswick Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office
Registrar of Securities Government of the Northwest Territories
Registrar of Securities Government of the Nunavut
Registrar of Securities, Government of Yukon


Dear Sirs


We have read the statements made by Breakwater Resources Ltd. in the attached copy of Notice of Change of Auditor dated April 19, 2006, which we understand will be filed pursuant to Section 4.11 of the National Instrument 51-102.


We agree with the statements in the Notice of Change of Auditor dated April 19, 2006.


Yours very truly,


/s/ PricewaterhouseCoopers LLP
----------------------------
PriceWaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario
April 25, 2006